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                                                                      Exhibit 23
                                                                      ----------


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-89564, No. 33-34998, No. 33-48864, No. 33-45073, No. 33-58952, No. 33-65385,
No. 33-65387 and No. 33-55660 of CML Group, Inc. and its subsidiaries each on Form S-8, and Registration Statements No. 33-40936, No. 33-40224, No. 33-58054 and 333-01629 of CML Group, Inc. and its subsidiaries each on Form S-3, of our report dated September 28, 1998 except for Note 1, the second paragraph of
Note 7 and the tenth paragraph of Note 10 as to which the dates are November 5, October 14 and November 2, 1998, respectively (which expresses an unqualified opinion and includes explanatory paragraphs relating to substantial doubt about the Company's ability to continue as a going concern and the filing under Chapter 11 of the United States Bankruptcy Code of the Company's NordicTrack operations), appearing in this Annual Report on Form 10-K of CML Group, Inc. and its subsidiaries for the year ended July 31, 1998.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 13, 1998